UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed by Banc of California, Inc. (the “Company”) on February 20, 2018 (the “Prior 8-K”), on February 15, 2018, John C. Grosvenor notified the Company and Banc of California, N.A., a wholly owned subsidiary of the Company (the “Bank”), of his decision to retire as Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank, effective April 15, 2018. On April 13, 2018, at the request of the Boards of Directors of the Company and the Bank, the effective date of Mr. Grosvenor’s retirement was changed to May 15, 2018.

As reported in the Prior 8-K, following his retirement as General Counsel and Corporate Secretary, Mr. Grosvenor will continue to be employed by the Company as General Counsel Emeritus to serve as special counsel to the Boards of Directors of the Company and the Bank in connection with certain legacy matters and to assist in the transition of his responsibilities. On April 13, 2018, it was determined that Mr. Grosvenor’s annual base salary as General Counsel Emeritus will be $300,000, with no change to his core benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

April 13, 2018	/s/ John A. Bogler
John A. Bogler
Executive Vice President and Chief Financial Officer

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